EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


        We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment to Registration Statements (Form S-2) and related Prospectus of Protein Polymer Technologies, Inc. for the registration of its common stock and to the incorporation by reference therein of our report dated February 8, 2001, with respect to the 2000 financial statements of Protein Polymer Technologies, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.



                                                   /s/ ERNST & YOUNG LLP

San Diego, California
December 4, 2003